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                                                                      EXHIBIT 11


                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     JUNE 30,                  JUNE 30,
                                                ------------------         ----------------
                                                1999          1998         1999        1998
                                                ----          ----         ----        ----

 Income Applicable to Common Stock:
   Net income                                  $ 5,332      $ 2,567      $ 9,063      $ 4,391
                                               =======      =======      =======      =======


 Weighted Average Shares:
   Common shares                                17,388       13,610       16,934       13,607
   Common share equivalents applicable to
     stock options outstanding                     549          610          588          556
                                               -------      -------      -------      -------
   Weighted average common and common
     equivalent shares outstanding during
     the period                                 17,937       14,220       17,522       14,163
                                               =======      =======      =======      =======

 Per Share Amount:
   Net income:
              Basic                            $  0.31      $  0.19      $  0.54      $  0.32
                                               =======      =======      =======      =======
              Diluted                          $  0.30      $  0.18      $  0.52      $  0.31
                                               =======      =======      =======      =======


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